Exhibit 10.25

Contract Registration (Filing) No.: BAO

Shenzhen House Leasing

CONTRACT

By: Shenzhen City House Leasing Management Department

Registration (Filing) of House Leasing Contract Instructions

I. Documents required for registration (Filing) of the leasing contract:

1.	The real estate title deeds or other certificates of property rights (usage right) (The original shall be presented by the applicants and the copy shall be preserved by the department in charge of contract registration.);

2.	The certificates of identity or legal personality of the lessor and the lessee, including:

(1) Entity

The documents of establishment or business license of the entity (The original shall be presented by the applicants and the copy shall be preserved by the department in charge of contract registration.)

(2) Individual

The ID card or other official certificates of identification (The original shall be presented by the applicants and the copy shall be preserved by the department in charge of contract registration.)

3.	The certificate of the agent’s identity and the letter of authorization if the lessor entrusts an agent for management; the certificate of the agent’s identity and the letter of authorization if the lessor entrusts an agent to arrange for tenancy.

The certificate which states that all the co-owners agree on the house leasing and the letter of authorization if the Premises are co-owned.

4.	House Leasing Contract

The letter of authorization (original) mentioned in subparagraph 3 and 4 shall be preserved, and the letter of authorization from parties abroad needs to be notarized or authenticated according to relevant regulations.

II. Directions for Filing of House Leasing Contract:

If the leased Premises cannot be registered according to Article 6 or Article 7(2) of Regulations of Shenzhen Special Economic Zone on House Leasing, the parties shall register in the department in charge with relevant documents of the Premises with certificates of the parties’ identity.

Leasing Contract

Lessor (Party A ): Shenzhen Tong Fu Kang Industrial Development Co., Ltd

Address: Multi-Functional Building 6th Floor, Tong Fuyu Industrial Area, Aiqun Road, Shiyan Street upper part, Bao’an district, Shenzhen

Zip Code: 518108                 Tel: 27620028

Business License or ID Card Number: 440306103389742

Entrusted Representative:

Address:

Zip Code:                                     Tel:

Business License or ID Card Number:

Lessee (Party B): Viasystems EMS (Shenzhen) Co., Ltd

Address: Tong Fu Kang Shuitian Industrial Area Plant A, Shuitian Community, Changcheng Road, Shiyan Street

Zip Code: 518108                 Tel:

Business License or Identification Number: No. 307759 Enterprises Privately Owned Canton

Entrusted Representative:

Address:

Zip Code:                             Tel:

Business License or Identification Number:

Party A and Party B have reached the following contract through equal and friendly consultation according to the Contract law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration, Regulations of Shenzhen Special Economic Zone on House Leasing and its detailed implementation rules, Decisions of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening the Safety Obligation of House Leasing.

I. Party A shall lease to Party B the Premises which are located at Shenzhen Bao’an District, Tong Fu Kang Shuitian Industrial Area Plant A, Shuitian Community, Changcheng Road, Shiyan Street, plus the additionally constructed properties, House No.             (the “Premises”). The total construction area of the Premises is 16909.35 square meters, with a total number of stories of the construction of 5.

The obligee of the Premises is: Shenzhen Tong Fu Kang Industrial Development Co., Ltd; Real Estate Title Deeds or Name and Number of official certificates which entitles the ownership (usage right): Operations Properties Temporary Usage Certificate.

II.	Unit rental of the Premises according to property construction area is RMB 14 Yuan per square meter per month (capital form of the number: Fourteen). Monthly total is RMB 236,731 Yuan (capital form of the number: Two hundred thirty six thousand, seven hundred and thirty one).

III. Party B shall pay the first rental before August 10th 2011, with the total amount of RMB 236,731 Yuan (capital form of the number: Two hundred and thirty six thousand, seven hundred and thirty one).

Party B shall pay the rental to Party A

☒	Before the10th of each month;

☐	Before the day of the month of each quarter

☐	Before the day of the month of each half year

☐	Before the day of the month of each year.

IV. Party A shall issue tax invoice of the rental to Party B upon receipt of the rental.

(Parties shall choose one from the choices mentioned above after mutual agreement with a ✓in ☐)

V. The lease term of Party B shall start from August 10th 2011, and shall terminate on March 31st 2013.

The term as mentioned in the provision above shall be within the approved land usage term, and shall not exceed 20 years. The period beyond 20 years is of no avail.

VI. The Premises shall be used as: Manufacturing Plant

Without written consent of Party A, Party B shall not use the leased Premises for other purposes.

VII. Party A shall devolve the Premises to Party B before MMDDYY, and handle relevant procedures.

In case Party A fails to devolve the Premises to Party B before the above mentioned time, Party B is entitled to require delay of validation date of the contract accordingly, which shall be signed by both parties and registered (Filed) at the department where they registered this contract.

VIII. Upon devolvement of the Premises, both parties shall check and confirm condition of the Premises, together with the attached facilities and properties, and list the details in the appendix.

IX. Upon devolvement of the Premises, Party A is entitled to require from Party B rental security deposit of RMB 473,462 Yuan (capital form of the number four hundred seventy three thousand four hundred and sixty two), which is equivalent to 2 months’ rental (no more than three months).

Upon receipt of the rental security deposit, Party A shall provide official receipt to Party B.

Under the following circumstances shall Party A refund rental security deposit to Party B:

1. Expiration of the contract

2. Termination of the contract upon mutual consultation

3.

☒	Meet one of the circumstances

☐	Meet all circumstances

(Parties shall choose one from the choices mentioned above after mutual agreement with a ✓in ☐)

Means and Date to refund the rental security deposit:

Party A can reject to refund the rental security deposit upon occurrence of any of the following circumstances:

1. Party B terminates the contract unilaterally without mutual consultation and agreement

2. Party B fails to pay rental for two months

3.

X. During the lease term Party A shall take responsibilities to pay land usage fee of the Premises, and taxes and management fees arising from rental of the Premises. Party B shall pay the Premises’ water and electricity bills, sanitation fee, property management fee and other fees generated by the Premises.

XI. Party A shall ensure safety of the Premises and its attached facilities satisfies the requirements of relevant laws, regulations and provisions.

XII. Party B shall use the Premises and its attached facilities for reasonable purposes, and shall not use the Premises for illegal activities. For normal and reasonable usage of the Premises by Party B, Party A shall not interfere or prevent.

XIII. In case damages or malfunctions should occur to the Premises and attached facilities that would affect safety or normal usage, which are not caused by Party B’ fault, Party B shall timely notify Party A to take effective measures to prevent further loss at its best. Party A shall repair or entrust Party B to help repair within 10 days after receiving notice from Party B. In case it is impossible for Party B to notify Party A or Party A fails to execute repair obligation after being notified within the above mentioned time period, Party B is entitled to proceed to repair.

In case of any emergency which requires immediate repair, Party B shall proceed to repair first and notify Party A of the situation in a timely manner.

Repair expenses caused by situations as mentioned above shall be borne by Party A (Including reasonable expenses from Party B’s repair work and expenses paid to stop expansion of the defects). If Party B fails to fulfill the above mentioned two obligations, did not notify timely or take possible effective measure which caused the loss to expand, then Party B shall bear for the further loss thereof.

XIV. In case should loss or damage occur to the Premises and attached facilities, or the Premises turn to be unsafe due to improper or unreasonable usage of Party B, it is in Party B’s liability to repair or compensate and notify Party A in a timely manner.

XV.

☐	During the lease term, Party B is entitled to sublease part or all of the Premises to another party, and register in the department in charge of house leasing. But the sublease term shall not exceed the lease term in this contract

☒	During the lease term, with written consent of Party A, Party B could get registered (Filed) at house leasing management departments with written agreement to sublease. But the sublease term shall not exceed lease term in this contract

☐	During the lease term Party A shall not sublease all or part of the Premises.

(Parties shall choose one from the choices mentioned above after mutual agreement with a ✓in ☐)

XVI. Within the valid term of this contract, in case Party A shall need to transfer part or all of the ownership of the Premises, Party A shall notify Party B in written form one month before the transfer. Party B shall reply Party A within 15 work days after receiving the written notice of Party A. Party B shall enjoy the right of first refusal for purchasing the Premises under the same condition.

In case the Premises are transferred to another party, Party A shall inform the transferee continual execution of this contract at signing of transfer contract.

XVII. Within the valid lease term, the contract could be rescinded or modified upon the occurrence of any of the following circumstances:

1. Impossible to execute the contract due to force majeure

2. The government shall requisite, recall or dismantle the Premises

3. Mutual consultation and agreements between the two parties

XVIII. Upon the occurrence of any of the following circumstances, for the damages caused, Party A shall:

☒	1. Require Party B to restore the Premises to the original conditions

☒	2. Claim damage compensation against Party B

☒	3. Refuse to refund the rental security deposit

☐	4. Claim a penalty of RMB Yuan, (capital form of the number: ) against Party B.

(Parties shall choose from the choices mentioned above after mutual agreement with a ✓in ☐, but 3 and 4 cannot be chosen at the same time.)

1. Party B fails to pay rental for more than 60 days (2 months)

2. Total loss suffered by Party A due to Party B’ failure to pay rental reaches more than RMB 473,462 Yuan.

3. Party B carries out illegal activities in the Premises, which harm public interests or personal interests of others.

4. Party B alters the construction structure or purpose of the Premises on its own

5. Party B fails to perform its obligation of repairing or paying for the repair in violation of Article 14 and causes serious damages to the Premises and facilities;

6. Party B decorates the Premises on its own without written consent of Party A or approval from relevant authorities,

7. Party B subleases the Premises to a third party without consent from Party A.

Apart from claiming against Party B for breach of contract or damage compensation, Party A could request to modify or rescind this contact upon the occurrence of the circumstances mentioned above. Once the notice of rescindment of this contract is served legally, Party A has the right to request for cancellation of contract registration unilaterally.

XIX. Upon the occurrence of any of the following circumstances, for the damages caused, Party B shall:

☒	1. Claim damage compensation against Party A

☐	2. Request Party A to refund the rental security deposit in double

☒	3. Claim a breach penalty of RMB 473,462 Yuan (capital form of the number: four hundred seventy three thousand four hundred and sixty two)

(Parties shall choose from the choices mentioned above after mutual agreement with a ✓in ☐, but 2 and 3 cannot be chosen at the same time.)

1. Party A fails to devolve the Premises in more than 60 days (2 months).

2. Party A fails to perform its obligation in Article 11, and the safety of the Premises is not in accordance with requirements of relevant laws and regulations;

3. Party A fails to perform its obligation of repairing or paying for the repair in violation of Article 13;

4. Party A rebuilds, expands or decorates the Premises without consent from Party B or approval from relevant authorities;

5. Party A unilaterally requires terminating the contract ahead of time without reasonable causes.

Apart from claiming against Party A for breach of contract or damage compensation, Party B could request to modify or rescind the contact upon occurrence of the circumstances mentioned above. Once the notice of rescindment of this contract is served legally, Party B has the right to request for cancellation of contract registration unilaterally.

XX. Upon termination of the contract, Party B shall move away and return the Premises within 15 days, while the Premises and attached facilities are in good condition (except normal wear and tear). Party B shall pay up relevant fees borne and handle relevant procedures.

In case Party B fails to move away or return the Premises on time, Party A is entitled to recall the Premises according to provisions of laws, regulations and this contract, and charge Party B compensation which equals to double rental rate for the period exceeding the lease term.

XXI. Upon expiration of this leasing contract, if Party B needs to continue to lease the Premises, then Party B should raise leasing extension request two months prior to Party A. Party B shall enjoy the right of first refusal for leasing the Premises under the same condition.

Upon agreements from both parties on extension of the leasing contract, Party A and Party B shall renew the contract, and register (file) again at the house leasing management department.

XXII. Both parties shall sign the Letter of Responsibilities for safety management of House Leasing of Shenzhen City. The Premises provided by Party A shall be in compliance with the standards and requirements for safe use, and no potential safety problems shall exist. The building, fire fighting equipments, gas facilities, electric power facilities, entrance and passage of the Premises shall be in compliance with the standards and regulations made by relevant authorities for safe production, fire fighting, public security, environment protection, health and so on. Party B shall use the Premises in strict accordance with the standards and regulations made by relevant authorities for safe production, fire fighting, public security, environment protection, health and so on. Party B shall ensure that no potential safety problem exists when the Premises are used. Both parties shall obey all the clauses in this contract, and the party who breaches this contract shall assume liabilities according to this contract.

XXIII. The parties could reach supplementary agreement on unaccounted issues in the appendix. The appendixes are integrated parts of this contract and have equal legal validity with this contract after being signed and sealed.

If any modification of this contract has been made by the parities, the parties shall register in department in charge of house leasing within 10 days after signing of the modified contract.

XXIV. In case of any dispute arising from this leasing contract, Party A and Party B shall resolve via mutual consultation. If agreement can’t be reached after mutual consultation, application for mediation from house leasing management department can be made. If not, the dispute could be submitted to:

☒	Shenzhen Arbitration Commission for arbitration

☐	China International Economy and Trading Arbitration Commission Shenzhen Branch for arbitration

☐	Local People’s Court

(Parties shall choose one from the choices mentioned above after mutual agreement with a ✓in ☐ )

XXV. Party A and Party B appoint the following address as the notice or documentation delivery address of both parties:

Party A delivery address: Tong Fuyu Industrial Area, Shiyan

Party B delivery address: Tong Fu Kang Shuitian Industrial Area, Shiyan

If the above address is not appointed, take the address as in the contract which is signed by both parties as the delivery address.

Without written notice in change of address, the delivery address stays effective. It is deemed as delivered if one party shall send notice or documentation to the other party as of the delivery address above. If the documentation sent to the above mentioned address is returned by post service, the date returned is deemed as the delivery date.

XXVI. The contract shall come into force after being signed by both parties.

Both parties shall register in the department in charge of house leasing within 10 days after the contract is signed.

XXVII. The Chinese text of the contract is the original.

XXVIII. This contract has five original copies, whereas Party A shall keep two copies, Party B shall keep two copies, contract registration department shall keep one copy, and other related department shall keep one copy.

Party A (Sign/Seal)

Legal Representative: [Signature]

Telephone: 27620028

Bank Account:

Entrusted Representative: (Sign/Seal)                 YYMMDD

Party B (Sign/Seal)

Legal Representative:

Telephone:

Bank Account:

Entrusted Representative: (Signature and Stamp)                 May 25th 2011

Registrar (sign/seal)

Contract Registration (Filing) Department (Sign/Seal)                 YYMMDD

Tong Fu Kang Leasing Contract                     Confidential Document

Supplementary Agreements

Party A: Shenzhen Tong Fu Kang Industrial Development Co., Ltd

Address: Tong Fuyu Industrial Area, Shiyan Street, Bao’an district, Shenzhen

Party B: Viasystems EMS (Shenzhen) Co., Ltd

Address: Tong Fu Kang Shuitian Industrial Area Plant A, Changcheng Road, Shiyan Street, Bao’an District, Shenzhen

This supplementary agreement is made by and between Party A and Party B, based on principle of equality and reciprocity, after sufficient mutual consultation, regarding leasing of properties by Party B from Party A which is located at Tong Fu Kang Shuitian Industrial Area Plant A, Changcheng Road, Shiyan Street, Bao’an District, Shenzhen and its additionally constructed properties (with a total area of 16,909.35 square meters, whereas the Plant area is 16,433.75 square meters, additional ground building 391 square meters, and additional ground building on the fifth floor 84.6 square meters). Both parties agreed on terms and conditions as follows:

1. During the lease term, Party A shall provide electricity and water facilities for Party B’s usage. Electricity and water bills shall be paid by Party B on its own, without involving Party A.

2. Party A shall provide elevator for Party B’s usage. During Party B’s usage, all elevator related repair and maintenance expenses shall be borne by Party B.

3.	Property management fee is temporarily fixed at RMB 1 Yuan per square meter per month (including public facility repair fee, sanitation fee, greening fee, and public security fee), total amount per square meter is RMB 16,909.35 Yuan per month (16,909.35 square meter times RMB 1 Yuan per square meter per month). Party A shall entrust “Shenzhen Tong Fu Kang Property Management Co., Ltd.” to sign a separate management fee agreement with Party B.

4. With legal ownership Party A is in the legal position to lease the Premises to Party B. Regarding this contract and the matter of leasing the Premises to Party B, Party A guarantees that it is completely in accordance with the requirements of relevant laws and regulations. In case Party A shall breach any of the statements or guarantees made in this contract, Party A shall take contract breach liabilities as set forth in the nineteenth provision of the leasing contract.

5. This agreement shall come into force after being signed and sealed by representatives of both Party A and Party B, with equal legal validity.

Party A (Sign/Seal)                                              Party B (Sign/Seal)

Representative: [signature]                             Representative: [signature]

Signed at: Shiyan, Bao’an, Shenzhen

Signed at: 2011 MMDD

Special Notice

1. Before signing the contract, persons involved from both parties must check the contract carefully. After mutual consultation the provisions of the contract can be added or deleted, chosen, supplemented, filled in or modified. After the contract is signed, the content that is not changed, and the content that is filled in by persons involved (signed by involved persons of both parties or sealed with company stamp) are deemed as the agreed content of this contract. Out of the chosen, supplemented, filled in and changed content within the contract, the hand written part shall enjoy priority.

2. Before signing the contract, the Lessor shall present the lessee real estate title deeds or other official certificates of property rights, and the Lessor’s ID card or other legal personality. The letter of authorization shall be presented as well if the premises are entrusted to a third party for management. If the premises are co-owned, the certificate that all the owners agree to lease and the letter of authorization shall be presented. The lessee shall present the certificate of his identity or legal personality to the lessor.

The parties shall sign and perform the contract in compliance with laws, and shall not violate procedures set up by laws or conduct illegal activities.

3. The parties shall sign and perform the contract in compliance with laws, and shall not violate procedures set up by laws or conduct illegal activities.

4. The parties shall be bound by the contract after signing it. The parties shall perform the obligations in accordance with the contract. Unless it is agreed by the parties or ruled by laws otherwise, neither party could modify or rescind the contract unilaterally.

5. The parties shall use brush pen, pen or signature pen with carbon ink or blue-black ink to fill in the contract, and confirm the handwritten part by signature or seal.

6. The parties could fill in the contract (marked by underline) or choose from some choices (marked by ☐).

7. The parties shall register in the department in charge of house leasing promptly after signing the contract.

8. The parties could decide the number of copies of the original contract. Before signing the parties shall check the contracts carefully to ensure that the contents of each contract are equally the same. Each party shall keep at least one original contract in any circumstance.

9. The parties shall handle relevant procedures in the department where they registered in case of material change, rescindment or loss of the contract.

10. The parties could negotiate about how to dispose of the things left in the leased premises after rescindment or expiration of the contract and specify the reached agreement in the appendix.

11. The parties shall choose from the followings to fill in Article 6 of this contract (usage of the leased premises): business, office, factory, warehouse and synthesis.

Shenzhen House Leasing Safety Management

Letter of Responsibilities

Printed by: Shenzhen Floating Population and House Leasing Management Department

This letter of responsibility is made in accordance with relevant laws and regulations, for the purpose of furthering implementation of Decisions of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening the Safety Obligation of House Leasing, clarifying safety obligation, strengthening administration on house leasing and protecting the safety and properties of the public:

1. The lessor and the lessee shall assume the safety obligation of the leased Premises within the administrative areas of Shenzhen City, which are used for production, business operation (including counters and markets for all kinds of commodities), office, and residence and so on.

2. The lessor shall have the certificate of property rights or other certificates required by government. If the lessor entrusts a third party to lease the Premises, the lessor and the entrusted third party shall clarify their respective safety obligation in the letter of authorization. The sublessor, lender and people who actually lease the Premises shall assume the safety obligation as a lessor.

3. The lessor shall ensure that the building, fire fighting equipments, gas facilities, electric power facilities, entrance and passage of the Premises are in compliance with the standards made by relevant administrative authorities, laws and regulations. The lessor shall get the license or documents of approval before leasing if it is required by laws or regulations.

4. If the lessee intends to use the leased Premises for production or business operation, before opening the lessor shall require the lessee to present business license (or opening license) and the certificate that fire control procedures have been dealt with.

5. The lessor shall check the safety and usage of the leased Premises at least once each quarter and keep written records. The lessee shall assist in checking and sign on the records. If the lessor cannot check the leased Premises due to objective reasons, the lessor shall entrust a third party to check.

6. The lessor shall report to the house leasing management department or other administrative departments promptly if the lessor finds that potential safety problems exist in the leased Premises or that the lessee changed the usage of the leased Premises unilaterally.

7. The lessee shall use the leased Premises in a safe and reasonable manner in accordance with laws, regulations and the leasing contract, and shall not change the structure or usage of the leased Premises unilaterally. If potential safety problems are found, the lessor shall promptly notify the lessee and report to the house leasing management department or other administrative departments.

8. The lessee shall not change the usage of the leased Premises unilaterally, and the operating activities in the leased Premises, such as hotel, restaurant, entertainment, internet bar, workshop and so on, shall comply with relevant laws and regulations.

It is prohibited to use the leased Premises for illegal activities such as gambling, drug taking and trafficking, prostitution and whoring, manufacturing and selling pornographic products, forging certificates, printing illegal publications, manufacturing and selling fake or shoddy goods, harboring criminals, harboring and selling booties and so on;

It is prohibited to use the leased Premises for illegal activities such as pyramid sale (including in disguised forms), unlicensed business operation, unlicensed clinic operation, illegal medical practice, illegal engagement in renewable resources recovery and so on;

It is prohibited to use the leased Premises for fraudulent activities such as unlicensed intermediaries for job, marriage, training, real estate and so on;

It is prohibited to use the leased Premises for producing, storing or selling dangerous substances such as flammable, explosive, toxic or radioactive substances.

9. The lessor and the lessee shall assist the house leasing management department in the safety inspection and management of the leased Premises, and provide relevant documents and information faithfully.

10. If the lessor or the lessee fails to perform the safety obligation and causes damages to the safety and properties of the public, the victim could claim damages against the lessor or the lessee.

The lessor (Sign/Seal):                 The lessee (Sign/Seal):

Entrusted Representative:                 Tel: 2951 7322

Tel: 27620028

The House Leasing Management Department (Seal):                 YYMMDD

Tong Fu Kang Property Management Fee Agreement         Confidential keep safe

Property Management Fee Agreement

Party A: Shenzhen Tong Fu Kang Property Management Co., Ltd.

Address: Tong Fuyu Industrial Area, Shangwu Community, Shiyan Street, Bao’an District, Shenzhen

Party B: Viasystems EMS (Shenzhen) Co., Ltd

Address: Tong Fu Kang Shuitian Industrial Area Plant A, Changcheng Road, Shiyan Street, Bao’an District, Shenzhen

This agreement is made between Shenzhen Tong Fu Kang Property Management Co., Ltd. (Party A), as entrusted by the owner of the Premises (Shenzhen Tong Fu Kang Industrial Development Co., Ltd.) according to its regulations and provisions of property management, and Viasystems EMS (Shenzhen) Co., Ltd. (Party B) regarding property management fee payment based on principle of equality and reciprocity, after mutual consultation.

1. The Premises’ area upon which property management shall be charged, is as of the area in the Shenzhen House Leasing Contract signed by Party B and the owner of the Premises, namely Plant A and its attached properties on Tong Fu Kang Shuitian Industrial Area, Changcheng Road, Shiyan street. The total area is 16,909.35 square meters (Projection area).

2. Property management fee charging term is the same as of the lease term of the leasing contract signed by Party B and the owner of the Premises, from August 10th 2011 to March 31st 2013.

3. The property management fee is temporarily fixed at: RMB 1 Yuan per square meter per month (Including: public facility repair fee, sanitation fee, greening fee and public security fee). In total monthly management fee is RMB 16,909.35 Yuan (16,909.35 square meters times RMB 1 Yuan per square meter).

4. Property management fee shall be paid on monthly basis. Party A shall send to Party B property management fee bill of the month together with that month’s property management fee tax invoice before the 5th of each month. Party B shall pay that month’s property management fee to Party A before the 10th of each month. If Party B fails to make the payment on time, a penalty shall be claimed by Party A. The penalty amount is equivalent to 5/1000 of the monthly property management fee times the number of delayed days.

5. This agreement shall come into force after being signed by Party A and Party B. It shall terminate upon termination of the leasing contract between Party B and the owner of the Premises (Shenzhen Tong Fu Kang Industrial Development Co., Ltd.).

6. This agreement has four original copies, whereas both Party A and Party B shall keep two copies, with equal legal validity after being signed and sealed by both parties.

Party A (Seal)	Party B (Seal)

Representative (Signature)	Representative (Signature)

Telephone:	Telephone:

May 25th 2011

Shiyan, Bao’an, Shenzhen

Supplementary Statement On Leasing Contract of Plant A Tong Fu Kang Industrial Area, Shuitian, Shiyan

Shenzhen Tong Fu Kang Industrial Development Co., Ltd.:

Since 2001 we were leasing your premises located at Plant A, Tong Fu Kang Shuitian Industrial Area, Shiyan. The contract would expire on August 9th 2011. Term of the new leasing contract is from August 10th 2011 to March 31st 2013. The decoration or alteration done by this company to the Premises before were agreed by your company, and there was no disagreement from your company. In the future if this company needs to decorate or alter the premises, we shall notify your company in written form in advance. We shall only start to decorate or alter after receiving written consent from your company.

Viasystems EMS (Shenzhen) Co., Ltd.

May 23rd 2011

Please sign or seal to confirm:

Shenzhen Tong Fu Kang Industrial Development Co., Ltd. Representative Signature

Seal